UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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BIOCLINICA, INC.

(Name of Registrant as Specified in Its Charter)

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BIOCLINICA, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721
To Our Stockholders:
     You are most cordially invited to attend the 2010 Annual Meeting of Stockholders of BioClinica, Inc. at 11:00 A.M., local time, on May 12, 2010, at the Company’s principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721.
     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.
     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.
     Thank you for your continued support.

Sincerely,

Mark L. Weinstein
President and Chief Executive Officer

BIOCLINICA, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2010
     The Annual Meeting of Stockholders (the “Meeting”) of BioClinica, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721, on May 12, 2010, at 11:00 A.M., local time, for the following purposes:
(1)	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2)	To adopt the Company’s 2010 Stock Incentive Plan;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and

(4)	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.
     Holders of the Company’s common stock, $0.00025 par value per share, of record at the close of business on March 15, 2010 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania for a period of 10 days prior to the Meeting and will be available for examination at the Meeting. The Meeting may be adjourned from time to time without notice, other than by announcement at the Meeting.
     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUALSTOCKHOLDER MEETING TO BE HELD ON MAY 12, 2010.
     In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to our annual meeting. The rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible Web site.
     Our proxy statement and proxy are enclosed along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is being provided as our Annual Report to Stockholders. These materials are also available on the web site http://www.edocumentview.com/BIOC.

By Order of the Board of Directors

Ted I. Kaminer
Secretary

Newtown, Pennsylvania
April 12, 2010
Our 2009 Annual Report accompanies this Proxy Statement.

BIOCLINICA, INC.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940-1721

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BioClinica, Inc., a Delaware corporation, referred to as the “Company” or “BioClinica”, “we”, “us” or “our”, of proxies to be voted at the Annual Meeting of Stockholders of BioClinica to be held on May 12, 2010, referred to as the “Meeting”, at the Company’s principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721, at 11:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of common stock, $0.00025 par value, referred to as our common stock, as of the close of business on March 15, 2010, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 14,524,102 shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Meeting. The aggregate number of votes entitled to be cast at the Meeting is 14,524,102.
     If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: : (i) FOR the election of the eight nominees named below as directors; (ii) FOR the proposal to adopt the Company’s 2010 Stock Incentive Plan; (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009; and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Proxies that are executed but undesignated may be voted by the Company, but may not be voted by brokers with respect to: (i) the election of the eight nominees named below as directors and (ii) the proposal to adopt the Company’s 2010 Stock Incentive Plan, without instructions from the beneficial owner as to how such shares of common stock represented thereon will be voted. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of BioClinica, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.
     The presence, in person or by proxy, of holders of shares of common stock having, in the aggregate, a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of common stock represented at the Meeting is required for the election of directors (proposal one), provided a quorum is present in person or by proxy. Provided a quorum is present in person or by proxy, proposal two and proposal three require the approval of the affirmative vote of stockholders possessing a majority of the shares of common stock outstanding, and proposal four may be taken upon the affirmative vote of stockholders possessing a majority of the voting power present or represented at the Meeting and entitled to vote.
     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome. Brokers may vote on proposal three in this Proxy Statement and at the Meeting but may only vote on proposals one and two as directed by the beneficial owner of the shares of common stock voted thereon.
     This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about April 12, 2010. The Annual Report to Stockholders of BioClinica for the fiscal year ended December 31, 2009, or fiscal 2009, including financial statements, referred to as the Annual Report, is being mailed together with this Proxy Statement to all stockholders of record as of March 15, 2010. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of March 15, 2010.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2010.
This Proxy Statement and accompanying notice, proxy card and Annual Report are available on the web site http://www.edocumentview.com/BIOC.
PROPOSAL ONE: ELECTION OF DIRECTORS
     At the Meeting, eight directors are to be elected, which number shall constitute our entire Board of Directors, to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.
     All of the persons whose names and biographies appear below are at present directors of BioClinica. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The following are the nominees for election to the Board of Directors and all are current members of the Board of Directors:

		Served as a	Position with the
Name	Age	Director Since	Company
Mark L. Weinstein	57	1998	President, Chief Executive Officer and Director

Jeffrey H. Berg, Ph.D.	67	1994	Director

Richard F. Cimino	50	2005	Director

E. Martin Davidoff, CPA, Esq.	58	2004	Director

David E. Nowicki, D.M.D.	58	1998	Chairman of the Board and Director

Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	65	2008	Director

David M. Stack	59	2000	Director

James A. Taylor, Ph.D.	71	1994	Director
Director Experience, Qualifications, Attributes and Skills
     We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. The Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Further, the Company’s directors also have other experience that makes them valuable members, such as pharmaceutical/bio-technology or industry related experience that provides insight into issues faced by us.
     The principal occupations, for at least the past five years, certain experience, qualifications, attributes and skills of each director and nominee are as follows:
     Mr. Weinstein has been a director of BioClinica since March 1998 and has served as the President and Chief Executive Officer of BioClinica since February 1998. Mr. Weinstein also served as the Chief Financial Officer of BioClinica from January 31, 2000 to February 18, 2003. Mr. Weinstein joined BioClinica in June 1997 as Senior Vice President, Sales and Marketing and was appointed Interim Chief Executive Officer in December 1997. Prior to joining BioClinica, from September 1996 to May 1997, he was the Chief Operating Officer of Internet Tradeline, Inc., an internet-based electronic solutions provider. From July 1991 to August 1996, Mr. Weinstein worked for Medical Economics Company, an international health care information company and wholly-owned division of The Thomson Corporation. He held several senior management positions at Medical Economics Company with his last position being President and Chief Operating Officer of the International Group. Mr. Weinstein received his MBA from College of William and Mary and his Bachelor’s degree in Economics from University of Virginia. Mr. Weinstein brings a tremendous knowledge regarding BioClinica from a short and long term strategic perspective and from a day-to-day operational perspective. Mr. Weinstein serves as a conduit between the Board and management and oversees management’s efforts to realize the Board’s strategic goals.
     Dr. Berg has been a director of BioClinica since January 1994, and is currently the President of Health Care Insights, a healthcare research and consulting firm. Dr. Berg has been President of Health Care Insights since March 1991. From February 2004 until April 2005, he was the Director of Medical Technology for Crystal Research Associates. He was an analyst for HCFP/Brenner Securities from May 2002 to January 2004. From September 1995 to May 2002, Dr. Berg was a senior research analyst for MH Meyerson, a brokerage firm. While President of Health Care Insights, from January 1994 to June 1995, Dr. Berg also served as a financial analyst for GKN Securities Corp., an investment banking firm which served as the underwriter in the Company’s June 1992 public offering, and was a financial analyst from March 1992 until December 1992 for The Chicago Corporation, a brokerage firm. For the past 15 years, Dr. Berg has been a Contributing Editor to the Biomedical Business & Technology newsletter, published by AHC Media. Dr. Berg received a PhD in organic chemistry from New York University’s Graduate School of Arts and Science and a MBA from its Graduate School of Business Administration. He has a Bachelor’s degree from Yeshiva College. Dr. Berg has served as a director of BioClinica for over 16 years, allowing him to understand the challenges and opportunities BioClinica has faced and will face in the future. Dr. Berg’s experience as a consultant and analyst in the healthcare industry is beneficial to the Board.
     Mr. Cimino has been a Director of BioClinica since February 2005. Mr. Cimino joined Covance, Inc. in December 2003. He is President, Clinical Development Services and Corporate Senior Vice President of Covance and is responsible for the global Phase I-III Development Services businesses. Mr. Cimino is a member of the Global Leadership Council, and reports to the Chief Operating Officer. Prior to joining Covance, Mr. Cimino was General Manager, Americas Health Imaging and Corporate Vice President of the Eastman Kodak Company from January 2001 to July 2003. Prior to that time, he held senior management positions in multiple lines of business over a 20-year career at Kodak. These included General Manager for the Health Group’s Americas business. In addition, he was the Chief Marketing Officer for the Health Group responsible for Global Marketing Communications, Investor Relations, and Strategy and Business Development. Mr. Cimino also managed Kodak’s Digital Health Imaging Business. Mr. Cimino holds a Bachelor’s degree in Biology from the State University of New York at Geneseo. Mr. Cimino is the Covance nominee to our Board. His position at Covance and his knowledge of the clinical trials business provide relevant management and industry experience for service on the Board.
     Mr. Davidoff has been a director of BioClinica since May 2004 and has operated his own tax practice, as both a certified public accountant and tax attorney, since 1981. He currently serves as the Immediate Past-President of the American Association of Attorney-Certified Public Accountants (AAA-CPA), is founder of the Internal Revenue Service (IRS) Tax Liaison Committee and Chair for the IRS Liaison Sub-Committee on Legislative Affairs for the AAA-CPA. As a member of the American Institute of Certified Public Accountant’s (AICPA) Tax Division, he has served on their Tax Legislative Liaison Committee. He completed two years on the Executive Committee of the New Jersey Society of Certified Public Accountants (NJSCPA), having served as the organization’s Secretary and as Vice President for Taxation and Legislation. Mr. Davidoff has also served as President of the Middlesex/Somerset chapter of the NJSCPA and as the chairman of the NJSCPA Federal Taxation and Membership Committees. He is a member of the tax section of the New Jersey Bar Association. In 1995, Mr. Davidoff was appointed by then Governor Christine Todd Whitman to the White House Conference on Small Business. Among the honors he has received are the 1998/1999 New Jersey Society of CPAs Distinguished Service Award for his dedicated service and commitment to the Society; the SBA 1997 Accountant Advocate of the Year for New Jersey and Region II (New York, New Jersey, Virgin Islands, and Puerto Rico); and the 1998 Nicholas Maul Leadership Award from the Middlesex County Regional Chamber of Commerce. Selected as one of the 2004, 2005, 2006, 2007, 2008 and 2009 Top 100 Most Influential People in Accounting by Accounting Today, the editions noted that “Davidoff’s views on issues affecting tax practice are heard at the highest levels of government.” CPA Magazine has also chosen Mr. Davidoff as one of the Top 50 IRS Practitioners of 2008 in their April/May 2008 edition and one of the Top 40 Tax Advisors To Know During a Recession in their April/May 2009 edition. Mr. Davidoff received his undergraduate degree from Massachusetts Institute of Technology, MBA from Boston University Graduate School of Management, and a JD from the Washington University School of Law. Mr. Davidoff is a certified public accountant and as such, the Board has designated Mr. Davidoff as an “audit committee financial expert” pursuant to SEC rules and NASDAQ listing standards. Mr. Davidoff provides advice to the Board regarding accounting and tax issues.
     Dr. Nowicki has been a director of BioClinica since July 1998 and was appointed Chairman of the Board of Directors of BioClinica in October 1999. Dr. Nowicki has had a private practice in periodontics and dental implants since September 1981. Dr. Nowicki received his DMD from the University of Medicine and Dentistry of New Jersey in 1976. He completed his postdoctoral training in Periodontology in 1978 and subsequently served on the postgraduate faculty of the University of Medicine and Dentistry of New Jersey as an associate clinical professor. He has lectured nationally about periodontology, computer imaging for implant surgery, and systems thinking in health care. Dr. Nowicki’s medical training and knowledge of the healthcare industry is beneficial in helping evaluate strategic direction. In addition, Dr. Nowicki provides valuable best practices in corporate governance to the Board.
     Dr. Adeoye Olukotun has been a director of BioClinica since August 2008. Since January 2006, Dr. Olukotun is the Chief Executive Officer of CardioVax Inc., a biotechnology company focused on developing innovative cardiovascular therapies. In September 2004, Dr. Olukotun co-founded VIA Pharmaceuticals and served as the Chief Medical Officer from the company’s formation until December 2008. He is a Board Certified Cardiologist and has more than 25 years of experience in clinical research and drug development in the pharmaceutical industry. Dr. Olukotun has been instrumental in the submission of more than 14 New Drug Applications, Premarket Authorization Applications, and 510k Applications. Dr. Olukotun also played leading roles in the SAVE study involving captopril (Capoten®) and the WOSCOPS, LIPID and CARE studies of pravastatin (Pravachol®). He has published more than 50 articles in peer-reviewed scientific journals. Before CardioVax and VIA, Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm in Princeton, NJ, and served as its Chief Executive Officer from 2000 to 2003. He also was Chief Medical Officer of Esperion Therapeutics, Inc., a cardiovascular drug development company, until its acquisition by Pfizer in 2004. From 1996 to 2000, Dr. Olukotun was Vice President of Medical and Regulatory Affairs and Chief Medical Officer of Mallinckrodt, Inc. Prior to joining Mallinckrodt, Dr. Olukotun spent 14 years at Bristol-Myers Squibb Company, where he served as Vice President of two divisions focused on cardiovascular research, and was involved in the clinical development of several cardiovascular and lipid-regulating agents. Dr. Olukotun received his MD degree from Albert Einstein College of Medicine, New York and obtained a MPH degree from Harvard University School of Public Health, Boston. He is a Fellow of the American College of Cardiology as well as the American Heart Association. He is a member of the Boards of Directors of the publicly traded biotechnology companies, Icagen, Inc. of Durham, North Carolina and SemBioSys Genetics, Inc. of Calgary, Alberta, Canada and privately held Milestone Pharmaceuticals Inc. of Montreal, Canada. Dr. Olukotun brings to the Board experience in the pharmaceutical industry along with his knowledge of the drug development process. This experience and knowledge, together with his medical training, provide value for service on the Board.
     Mr. Stack has been a director of BioClinica since January 2000. Mr. Stack was appointed President, Chief Executive Officer of Pacira Pharmaceuticals, Inc. in November 2007 and is Managing Director of MPM Capital, the largest health venture capital firm dedicated to healthcare investment, since May 2005, and is also the Managing Partner of Stack Pharmaceuticals, Inc., a commercialization, marketing and strategy firm serving emerging healthcare companies. Mr. Stack has been with Stack Pharmaceuticals since September 2004. From September 2001 until August 2004, he was President, Chief Executive Officer and Director for The Medicines Company (NASDAQ: MDCO). Prior to The Medicines Company, he was also the President of Stack Pharmaceuticals, Inc., where MDCO was one of the primary customers. From May 1995 to December 1999, Mr. Stack served as the President and General Manager of Innovex Inc., responsible for the Americas. Innovex Inc. was a commercial solutions company offering a full range of marketing, sales and clinical research capabilities to pharmaceutical and biotechnology customers. From April 1993 to May 1995, Mr. Stack was the Vice President of Business Development and Marketing for Immunomedics, Inc., a biopharmaceutical focusing on monoclonal antibodies in infectious disease and oncology. From May 1992 to March 1993, Mr. Stack had been the Director of Business Development and Planning for Infectious Disease, Oncology and Virology of Roche Laboratories where he was the Therapeutic World Leader for Infectious Disease. Prior to that, he held various positions with Roche Laboratories for approximately 11 years, and was a retail and hospital pharmacist for three years after graduating from Albany College of Pharmacy. Mr. Stack’s healthcare and pharmaceutical industry experience provides the Board with valuable business and management guidance. The Board has designated Mr. Stack as an “audit committee financial expert” pursuant to SEC rules and NASDAQ listing standards.
     Dr. Taylor has been a director of BioClinica since October 1994, has been a partner at Merchant-Taylor International, Inc., a bio-pharmaceutical consulting firm, since May 1995 and has been President of Taylor Associates, a regulatory and product development consulting firm since October 1992. From 1987 to 1992, Dr. Taylor was Vice President and Chief Regulatory Officer of ImmunoGen Inc., a pharmaceutical company. From 1983 to 1987, he was Vice President, Regulatory Affairs of Carter-Wallace, Inc. Prior to that, Dr. Taylor was employed in various capacities by ICI Pharmaceuticals for four years and Pfizer Central Research for 12 years. Dr. Taylor holds a Ph.D. and a Master’s degree in Biochemistry from Purdue University and a Bachelor’s degree in Chemistry from Providence College. Dr. Taylor has served as a director of BioClinica for over 16 years, allowing him to understand the challenges and opportunities BioClinica has faced and will face in the future. Dr. Taylor’s experience in the pharmaceutical industry and regulatory matters is beneficial to the Board.
     None of our directors is related to any other director or to any of our executive officers, and none of our executive officers serves as a member of the board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board or compensation committee.
     Under a prior stock purchase agreement, we had agreed to take all actions necessary to nominate and cause the election to the Board of Directors of up to three designees of Covance, Inc., a substantial stockholder of BioClinica. Such obligation terminates at such time as Covance owns less than 200,000 shares of our common stock. Covance has designated Mr. Cimino as its only nominee for director for the 2010 fiscal year. Covance has reserved all rights under its agreement with BioClinica for subsequent years.

     The Board of Directors recommends that Stockholders vote FOR each of the nominees for the Board of Directors.
Corporate Governance Guidelines
     Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission, or the SEC, and the new listing standards of the NASDAQ Stock Market, LLC, or NASDAQ.
     Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders. All of the directors attended the 2009 Annual Meeting of Stockholders.
     Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of BioClinica and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include that:
•	the principal responsibility of the directors is to oversee the management of BioClinica;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.
Board Determination of Independence
     Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of Dr. Berg, Mr. Cimino, Mr. Davidoff, Dr. Nowicki, Dr. Olukotun, Mr. Stack and Dr. Taylor do not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.
Committees and Meetings of the Board
     There were five (5) regular in person meetings and six (6) special teleconference meeting of the Board of Directors during fiscal 2009. During this period, each member of the Board of Directors attended more than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served (during the periods such director served).

     The Board of Directors has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee — each which operates under a charter that has been approved by the Board.
     Audit Committee. The primary responsibilities of the Audit Committee, as more fully set forth in the Audit Committee Charter adopted on September 1, 2000, as amended and restated on February 5, 2003 and March 26, 2004 and as previously provided and posted on our website at www.bioclinica.com include:
•	appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules, which is included on page 12 of this proxy statement.
     During fiscal 2009, the Audit Committee had been, and is currently, comprised of David E. Nowicki, D.M.D., Chairman of the Audit Committee, E. Martin Davidoff, CPA, Esq. and David M. Stack. The Audit Committee held four (4) meetings in fiscal 2009.

     Each Audit Committee member is an independent member of the Board of Directors as defined under NASDAQ rules, including the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As an independent director of our Board of Directors, each Audit Committee member is not an officer or employee of BioClinica or its subsidiaries and does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.
     Our Board of Directors has determined that Mr. Stack and Mr. Davidoff, current directors and members of the Audit Committee, are each an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
     Compensation Committee. The primary responsibilities of the Compensation Committee, as more fully set forth in the Compensation Committee Charter adopted on March 26, 2004, amended and restated on October 28, 2009, and as previously provided and posted on our website at www.bioclinica.com include:
•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	reviewing and approving, or recommending for approval by the Board, the salaries and incentive compensation of our executive officers;

•	administering our 1991 Stock Option Plan, as amended, the 1991 Plan, and our 2002 Stock Incentive Plan, as amended and restated to date, the 2002 Plan; and

•	reviewing and making recommendations to the Board with respect to director compensation.
     The Compensation Committee held four (4) meetings in fiscal 2009. The Compensation Committee is currently comprised of James A. Taylor, Ph.D., Chairman of the Compensation Committee, Jeffrey H. Berg, Ph.D. and Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA. The members of the Committee are independent, as independence for Compensation Committee members is defined under the NASDAQ rules, and are deemed to be non-employee directors for purposes of Section 162(m) of the Code and Rule 16b-3 of the Exchange Act.
     Nominating and Corporate Governance Committee. The primary responsibilities of the Nominating and Corporate Governance Committee, as more fully set forth in the Nominating and Corporate Governance Committee Charter adopted on March 26, 2004 and as previously provided and posted on our website at www.bioclinica.com include:
•	identifying individuals qualified to become our board members;

•	evaluating and recommending to the Board of Directors the persons to be nominated for election as directors at any meeting of stockholders and each of our board’s committees;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to BioClinica; and

•	overseeing the evaluation of the Board of Directors.
     During fiscal 2009, the Nominating and Corporate Governance Committee had been, and is currently, comprised of David E. Nowicki, D.M.D. and James A. Taylor, Ph.D. Both members of the

Committee are independent, as independence for Nominating and Corporate Governance Committee members is defined under the NASDAQ rules. There were two (2) meetings held during fiscal 2009.
Compensation Committee Interlocks and Insider Participation
     Except for Mr. Weinstein, none of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee has ever been our employee or one of our officers.
Director Candidates
     The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.
     In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria contained in the Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, diversity, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. In addition, although we do not have a formal diversity policy, diversity is one of the criteria for nomination. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
     Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Corporate Secretary, BioClinica, Inc., 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Board of Directors Leadership Structure and Role in Risk Oversight
     The Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. The Company’s board leadership structure has separated the Chairman of the Board and President and Chief Executive Officer roles into two positions. Currently, David E. Nowicki, D.M.D. is the Chairman of the Board and Mark L. Weinstein is the President and Chief Executive Officer. The Board of Directors determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Board of Directors determined that continuing to separate the positions of Chairman of the Board and President and Chief Executive Officer is the appropriate board leadership structure at this time.
     The Board of Directors is also responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. The Board of Directors receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding the Company’s risk and control environment. Furthermore, the Compensation Committee and Audit Committee work together to review any potential short-term or long-term risks as a result of the current decisions of the Company’s management.
Communicating with the Directors
     Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of our outside counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
     Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors c/o Corporate Secretary, BioClinica, Inc., 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721.

Code of Business Conduct and Ethics
     We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or corporate controller, or persons performing similar functions. Our Code of Business Conduct and Ethics contains written standards designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of our Code of Ethics to an appropriate person or persons identified in our Code of Ethics; and

•	accountability for adherence to our Code of Ethics.
     Each of our employees, officers and directors completed a signed certification to document his or her understanding of and compliance with our Code of Ethics. A copy of our Code of Business Conduct and Ethics may be obtained from our website at www.bioclinica.com.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has furnished the following report:
To the Board of Directors of BioClinica, Inc.:
     The Audit Committee of our Board of Directors is currently composed of three members and acts under a written charter adopted on September 1, 2000, and amended and restated on February 5, 2003 and March 26, 2004. The current members of the Audit Committee are independent directors, as defined by its charter and the rules of the NASDAQ Global Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held four meetings during fiscal 2009.
     Management is responsible for our financial reporting process including its system of internal controls and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management and our independent registered public accounting firm, the following:
•	the plan for, and the independent registered public accounting firm’s report on, each audit of our financial statements;

•	the independent registered public accounting firm’s review of our unaudited interim financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	our management’s selection, application and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of our internal controls and accounting and financial personnel.
     The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These standards require our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:
•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
     The Audit Committee received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight

Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accountants. The Audit Committee also considered whether our independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining our auditors’ independence.
     Based on our discussions with management and our independent registered public accounting firm, and our review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

By the Audit Committee of the Board of Directors of BioClinica, Inc.
/s/ David E. Nowicki, D.M.D.
David E. Nowicki, D.M.D
Audit Committee Chairman

/s/ E. Martin Davidoff, CPA, Esq.
E. Martin Davidoff, CPA, Esq.
Audit Committee Member

/s/ David M. Stack
David M. Stack
Audit Committee Member

COMPENSATION OF DIRECTORS
The following table sets forth certain information regarding the compensation of each non-employee member of the Board of Directors for the 2009 fiscal year. Executive officers who serve on the Board of Directors do not receive any additional compensation for such service.

						Change in
					Non-	Pension
			Restricted		Equity	Value and
			Stock		Incentive	Nonqualified
		Fees	Units/Stock	Option	Plan	Deferred	All Other
		Earned in	Awards	Awards	Compen-	Compen-	Compen-
Name		Cash	($)	($)	sation	sation	sation	Total
(a)	Year	(b)	(c)	(d)	($)	Earnings	($)	($)
Jeffrey H. Berg, Ph.D.	2009	$36,875	$36,200	—	—	—	—	$73,075
Richard F. Cimino	2009	—	—	—	—	—	—	—
E. Martin Davidoff	2009	$36,875	$36,200	—	—	—	—	$73,075
David E. Nowicki, D.M.D.	2009	$71,875	$36,200	—	—	—	—	$108,075
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	2009	$36,875	$36,200	—	—	—	—	$73,075
David M. Stack	2009	$36,875	$36,200	—	—	—	—	$73,075
James A. Taylor, Ph.D.	2009	$45,875	$36,200	—	—	—	—	$82,075

(a)	Mr. Cimino, as a representative of Covance, Inc., declined and was not paid any compensation for 2009. He would have earned fees of $25,000 in cash and $36,200 in restricted stock units for a total compensation for 2009 of $61,200.

(b)	This column represents the fees earned for service on the Board of Directors and Board committees during the 2009 fiscal year.

(c)	This column reflects the grant date fair value of the restricted stock units awarded in fiscal 2009; the grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by each non-employee director of the Board of Directors. The grant date fair value of each restricted stock unit awarded in 2009 was $3.62, the fair market value of the Company’s common stock on the award date. For information on the valuation assumptions, refer to Note 8 — Stock Based Compensation of the Notes to Financial Statements in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010. For further information concerning such equity awards, see the section below entitled “Equity Compensation.”

(d)	This column reflects the dollar amounts of the grant date fair value of stock options granted in fiscal 2009. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 8 — Stock Based Compensation of the Notes to Financial Statements in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010.

(e)	The aggregate number of restricted stock units and stock option awards outstanding at December 31, 2009 were:

	Aggregate Number of
	Shares Subject to	Aggregate Number of
	Restricted Stock Unit	Shares Subject to
	Awards Outstanding	Stock Option Awards
	on December 31,	Outstanding on
Name	2009	December 31, 2009
Jeffrey H. Berg, Ph.D.	22,500	86,250
E. Martin Davidoff	22,500	27,000
David E. Nowicki, D.M.D.	22,500	46,250
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	20,000	0
David M. Stack	22,500	71,250
James A. Taylor, Ph.D.	22,500	58,885
     The compensation program for non-employee directors is designed to fairly pay directors for work required for a company of BioClinica’s size and scope and to align directors’ interests with the long-term interests of stockholders. The Compensation Committee retained J. Richard & Co., a nationally recognized independent compensation consulting firm, to review and propose a reasonable, competitive and appropriate total compensation program for our directors.
     Cash Compensation. The cash compensation structure for non-employee directors, except for Mr. Cimino, for fiscal 2009 and for fiscal 2010 is as follows:

	2009	2010
Board Retainer	$25,000	$25,000
Chairman, Board of Directors	$25,000	$25,000
Chairman, Audit Committee	$17,500	$17,500
Member, Audit Committee	$12,500	$12,500
Chairman, Compensation Committee	$17,500	$17,500
Member, Compensation Committee	$12,500	$12,500
Chairman, Nominating & Corporate Governance Committee	$5,000	$5,000
Member, Nominating & Corporate Governance Committee	$4,000	$4,000
     Equity Compensation. Each non-employee director, except for Mr. Cimino, was granted restricted stock units on July 8, 2009 covering 10,000 shares. For fiscal 2010, each non-employee director, except for Mr. Cimino, will be granted restricted stock units covering 10,000 shares. Each restricted stock unit which vests will entitle the director to one share of common stock upon his or her cessation of Board service. The restricted stock units will vest as to one-twelfth (1/12) of the covered shares upon completion of each successive month of Board service over the twelve-month period measured from the grant date. The restricted stock units are subject to a pro-rata reduction if a director attends, with respect to the applicable year, less than seventy-five percent (75%) of all Board of Directors meetings and all meetings of any Committee on which he or she serves. If any new director is appointed during the year to fill a vacancy, then he or she would be granted restricted stock units covering 12,500 shares.
     Furthermore, all directors were and currently are reimbursed for their expenses for each Board meeting and each Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meeting attended.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis details the principles underlying the Company’s compensation policies and decisions and the principal elements of compensation paid to its executive officers during the 2009 fiscal year. The Company’s Chief Executive Officer, the CEO, the Chief Financial Officer, the CFO, and the other executive officers included in the Summary Compensation Table below will be referred to as the named executive officers for purposes of this discussion. The named executive officers are the only executive officers of the Company.
Compensation Objectives and Philosophy
The Compensation Committee, or the Committee, of the Company’s Board of Directors, hereinafter referred to as the Board, is responsible for reviewing and approving the compensation payable to the Company’s named executive officers. As part of such process, the Committee seeks to accomplish the following objectives with respect to the Company’s executive compensation programs:
•	Motivate, recruit and retain executives capable of meeting the Company’s strategic objectives;

•	Provide incentives to ensure superior executive performance and successful financial results for the Company; and

•	Align the interests of executives with the long-term interests of stockholders.
The Committee seeks to achieve these objectives by:
•	Establishing a compensation structure that is both market competitive and internally fair;

•	Linking a substantial portion of compensation to the Company’s achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	Providing risk for underachievement and upward leverage for overachievement of goals; and

•	Providing long-term, equity-based incentives and encouraging direct share ownership by executives.
The Committee attempts to provide both short-term and long-term compensation for current performance, as well as to provide incentives to achieve short- and long-term goals. Short-term compensation is typically in the form of base salary and annual cash incentive bonuses and long-term compensation is typically in the form of equity. Because of the current condition of the economy, the nature of our business and the way we operate the business and implement our strategies, we may not witness for several years the positive results of many decisions made or actions taken by our named executive officers in the current fiscal year, including strategies implemented to manage risk and position us for future growth. Accordingly, the Committee, by seeking a balance of short-term and long-term compensation, seeks to motivate and reward named executive officers for their current decisions that may not produce immediate or short-term results, but will likely have a positive long-term effect. The Committee also reviews, along with the Audit Committee of the Board, any potential short-term or long-term risks as a result of these current decisions. The Committee believes that these risks are not reasonably likely to have a material adverse effect on the Company. Nonetheless, the Committee, working with the Audit Committee, seeks to mitigate these risks to the extent possible.
Setting Executive Compensation
In 2009, the Committee engaged J. Richard & Co., hereinafter referred to as J. Richard, a nationally recognized independent compensation consulting firm, to provide competitive compensation data and general advice on the Company’s compensation programs and policies for named executive officers. J.

Richard also provides consulting on the compensation of the Board of Directors, other than this consulting, J. Richard does not provide any other service to the Company. During 2009, J. Richard performed a market analysis of the compensation paid by comparable peer group companies. J. Richard provided the Committee with recommended compensation ranges for the named executive officers based on the competitive data. In addition, the CEO provided the Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Committee with respect to the compensation packages for those named executive officers, other than himself, for the 2009 fiscal year. On an annual basis, the Committee reviews J. Richard’s qualifications.
It is the Committee’s objective to target the total direct compensation (salary, bonus potential and equity awards) of each named executive officer at a level between the 50th and 75th percentiles for comparable positions at the competitive peer group companies. However, in determining the total direct compensation of each named executive officer, the Committee also considers a number of other factors, including recent Company and individual performance, the CEO’s recommendations as to compensation levels for executive officers, other than himself, the cost of living in the Philadelphia and surrounding area and internal pay equity. There is no pre-established policy for allocation of compensation between the cash and equity components or between short-term and long-term components. Instead, the Committee determines the mix of compensation for each named executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and such individual’s contribution to the Company’s financial performance.
The peer group used for competitive comparisons in 2009 reflects companies with which the Company competes for talent and consisted of the following companies: Albany Molecular Research, Inc., Alliance Healthcare Services, Inc., Bio-Reference Laboratories, Inc., eResearch Technology Inc., Medidata Solutions, Inc., Omnicell, Inc., Phase Forward, Inc., and Symyx Technologies, Inc.
Components of Compensation
For the 2009 fiscal year, the Company’s executive compensation program for the named executive officers was comprised of the following three components:
•	Base salary;

•	Customary benefits;

•	Annual short-term cash incentive and;

•	Long-term equity incentive awards;
Base Salary
In General — It is the Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a component of compensation that provides a level of security and stability from year to year and is not dependent, to any material extent, on the Company’s financial performance. In addition, Mr. Weinstein and Mr. Kaminer each have an existing employment agreement with the Company, which sets a minimum annual salary, subject to periodic upward adjustment at the discretion of the Committee. The Committee worked with J. Richard to establish salary bands based on peer review for the named executive officers for the 2009 fiscal year, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each named executive officer was then derived from those salary bands based on his or her responsibility, tenure and past performance and market comparability. For the 2009 fiscal year, this process, together with Committee’s recognition of the cost of living in the Philadelphia and surrounding area, resulted in the Committee setting the base salaries of the named executive officers at approximately the 25th percentile of the competitive base salary amounts paid by the peer group companies.
Fiscal Year 2010 — For the 2010 fiscal year, each named executive officer’s base salary was not increased, based upon the recommendation of the CEO, because of the current economic environment and in order to maintain the Company’s general and administrative expenses. The table below shows annual 2009 and 2010 base salary rates for each named executive officer:

				% Increase
Name	Title	2009 Salary	2010 Salary	from 2009
Mark L. Weinstein	President & CEO	$370,000	$370,000	0%
Ted I. Kaminer	Executive VP Finance & Administration & CFO	$270,000	$270,000	0%
David A. Pitler	Executive VP, President Bioimaging Services Division	$230,000	$230,000	0%
Peter S. Benton	Executive VP, President eClinical Division	$260,000	$260,000	0%
Annual Short-Term Cash Incentives (Bonuses)
In General — As part of their compensation package, the Company’s named executive officers have the opportunity to earn annual cash bonus awards under the Company’s Management Incentive Program, or MIP. MIP cash awards are designed to reward superior executive performance while reinforcing the Company’s short-term strategic operating goals. Each year, the Committee establishes a bonus target for each executive officer set at a percentage of base salary that is the same percentage for all executive officers, except for the CEO who has a higher percentage. The Committee also reviews the compensation metrics of the CEO versus the other named executive officers. Although certain percentages and allocations may differ, the overall cash and equity compensation package of the CEO is not materially greater than the overall cash and equity compensation package of each named executive officer. It is the Committee’s intention to target annual cash incentive awards at the 50th percentile of similar bonus opportunities offered by the peer group companies.
Fiscal 2009 Bonus Awards—The target percentages set for the 2009 fiscal year were 100% of base salary for the CEO and 90% of base salary for the other named executive officers. The 2009 bonus targets were based on the following percentage mix:

			Individual
Percentage Mix of the Cash	Service		Performance
Incentive Bonus	Revenue	Pre-Tax Income	Metrics
CEO	50.0%	50.0%	0%
All other executive officers	42.5%	42.5%	15%

In 2009, the bonus structure was consistent with publicly disclosed guidance. The actual bonus amount awarded to each named executive officer for the 2009 fiscal year was determined by the Committee on the basis of its review of both Company and individual performance. The primary consideration which the Committee took into account in making such determination was the fact that the Company met certain targets for its service revenue and pre-tax income for fiscal 2009. Based on that assessment the Committee determined in February 2010 to make the bonus awards for the 2009 fiscal year to the CEO and the named executive officers as set forth in the table below.
The table below details fiscal 2009 annual bonus targets and actual payouts for each of the named executive officers.

		2009 Target	2009 Target	2009 Actual	2009 Actual
		Bonus	Bonus	Bonus	Bonus
Name	Title	($)	(% Salary)	($)	(% Salary)
Mark L. Weinstein	President & CEO	$370,000	100%	$185,000	50%
Ted I. Kaminer	Executive VP Finance & Administration & CFO	$243,000	90%	$121,500	45%
David A. Pitler	Executive VP, President Bioimaging Services Division	$207,000	90%	$103,500	45%
Peter S. Benton	Executive VP, President, eClinical Division	$234,000	90%	$117,000	45%
Fiscal 2010 Bonus Awards — For fiscal year 2010, awards under the MIP, if any, will be based on achievement of pre-established Company objectives and individual goals for each named executive officer and, for named executive officers other than the CEO, a subjective review of that individual’s performance. The bonus structure is consistent with publicly disclosed guidance. Corporate performance targets are annual service revenue growth and operating income with a percentage mix as follows:

			Individual
	Service	Operating	Performance
Percentage Mix of the Cash Incentive Bonus	Revenue	Income	Metrics
CEO	50.0%	50.0%	0%
All other executive officers	42.5%	42.5%	15%
Individual performance targets may include operational and financial metrics, delivery of specific programs, plans, and achievement of budgetary objectives identified and documented at the beginning of each fiscal year. It is the Committee’s intention to base a greater percentage of the annual award payout on corporate objectives as opposed to individual performance for higher level executives, with 100% of the CEO’s annual bonus tied to the attainment of corporate performance objectives.
For the fiscal year 2010 awards, the potential payout may range from 0 to 100% of 2010 salary. However, the Committee will have the discretion to increase the award for any named executive officer (other than the CEO) based on the CEO’s recommendation for exceptional performance. The Committee has also retained the discretion to reduce the dollar amount of the awards otherwise payable to the named executive officers in connection with the underachievement of pre-established performance targets. The dollar amount of the 2010 target annual bonus for each named executive officer, other than the CEO, is 90% of their base salary. The dollar amount of the 2010 target annual bonus for the CEO is 100% of his base salary. The Committee also reviews the compensation metrics of the CEO versus the other named executive officers. Although certain percentages and allocations may differ, the overall cash and equity compensation package of the CEO is not materially greater than the overall cash and equity compensation package of each named executive officer.
Long-Term Incentive Equity Awards
In General — A portion of each named executive officer’s compensation is provided in the form of long-term incentive equity awards. It is the Committee’s belief that properly structured equity awards are an effective method of aligning the long-term interests of senior management with those of the Company’s stockholders.
The Committee establishes long-term incentive grant guidelines based on review of equity awards from comparable peer group companies. Actual issuance of the stock awards to the CEO are determined by the Committee based on his individual performance and the Company’s financial performance, usually measured in terms of the same financial metrics taken into account in determining the annual bonus award. The Committee can potentially award stock options and other equity awards to the named executive officers and other employees based on the recommendation of the CEO and the review of the Committee. Actual grants for such individuals are based on individual performance, competitive total compensation amounts, internal equity pay considerations, the potential impact on stockholder dilution and FAS 123R compensation expense. The Committee follows a grant practice of tying equity awards to its annual year-end review of individual performance and its assessment of Company performance. Accordingly, it is typical practice that any equity awards to the named executive officers will be made on an annual basis following the press release of the Company’s year end financials.
Fiscal Year 2009 Awards — On February 26, 2009, the Committee awarded the CEO a bonus in the form of 25,000 shares of common stock (of which, 10,150 shares were withheld to cover the withholding taxes applicable to the issuance of the shares). The stock award was based on the CEO’s performance for fiscal year 2008. In addition, the other named executive officers each received a stock option grant for 40,000 shares of common stock on February 26, 2009. Each option grant vests monthly over the four years of continued service from the date of grant. The exercise price for these stock options was the Company’s fair market value on date of grant. On March 4, 2009, we entered into an employment agreement with our CEO for a three-year term and granted him 40,000 restricted stock units that vest over three years, and the underlying common stock will be issued, after the vesting period, upon the earlier of: cessation of service; change in control (as defined in the applicable restricted stock unit agreement); or seven years.
Fiscal Year 2010 Awards — On February 11, 2010, the Committee awarded the CEO 40,000 restricted stock units that vest quarterly over three years, and the underlying common stock will be issued at the time the restricted stock units vest. On February 11, 2010, the Committee also awarded each of the other named executive officers 40,000 restricted stock units that vest quarterly over four years, and the underlying common stock will be issued at the time the restricted stock units vest.
It is the Committee’s belief that such restricted stock unit grants are essential to the retention of the named executive officers and crucial to the long-term financial success of the Company. The vesting schedules for the restricted stock unit provide a meaningful incentive for the named executive officer to remain in the Company’s service. These equity awards also serve as an important vehicle to achieve the Committee’s objective of aligning management and stockholder interests. The Committee reviewed the equity awards in light of the total executive compensation.

Other Benefits
In General — The named executive officers are offered the same benefits that are provided to other employees and are not offered any additional benefits or perquisites, except that Mr. Weinstein is provided with a monthly car allowance of $750 pursuant to the terms of his employment agreement.
Other Benefits — All eligible employees, including named executive officers, are eligible to receive standard health, disability and life insurance, participation in the BioClinica, Inc. Employees Savings Plan (401K), and professional development benefits.
Executive Retention Agreement and CEO Employment Agreement
Executive Retention Agreement — On December 31, 2008, the Board of Directors entered into an amended form of executive retention agreement with the named executive officers and certain other officers of the Company. The agreement generally provides for payments of up to 24 months salary and target bonus for the CEO and named executive officers in the event that the CEO and named executive officers are terminated or resign for good reason in connection with a change of control transaction. In addition, each unvested stock option or other equity award will vest immediately upon a change in control transaction. Each executive retention agreement is either reviewed annually or in connection with the renewal of the executive’s employment agreement. The executive retention agreement has been designed to provide a level of financial security to the named executive officers that will assure their continued attention and commitment to the strategic business objectives of the Company, even in change in control situations where their continued employment may be uncertain. The severance benefits payable in connection with a change in control provide financial protection against any potential loss of employment that might otherwise occur as a result of an acquisition of the Company and will allow the executive officers to focus their attention on acquisition proposals that are in the best interests of the stockholders, without undue concern as to their own financial situation. We also believe the single trigger vesting acceleration of their equity awards upon a change in control is justified because those awards are designed to serve as the primary vehicle for the executive officers to accumulate financial resources for retirement, and a change in control event is an appropriate liquidation point for awards intended for such purpose. The Company does not provide the executive officers with any defined benefit pension plan or supplemental executive retirement plan, and the only other opportunities for the accumulation of retirement funds is through the limited deferral opportunities provided under the Company’s 401(k) savings plan.
CEO Employment Agreement — The Company has an existing employment agreement with the CEO for a three-year term, beginning as of March 1, 2009 and ending on February 28, 2012. The principal terms of the employment agreement are summarized in the section of the proxy statement entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
Tax Deductibility of Compensation
Under Section 162(m) of the Internal Revenue Code, a publicly-held company such as the Company is not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not performance based. Non-performance based compensation paid to the Company’s covered executive officers for 2009 did not exceed the $1.0 million limit per officer, and the Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2010 year will exceed that limit. To qualify for an exemption from the $1.0 million deduction limitation, the stockholders approved an amendment to the Company’s 2002 Stock Incentive Plan that imposed a limit on the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year. As a result of that limitation, the compensation deemed paid to an executive officer in connection with the exercise of options granted under the 2002 Stock Incentive Plan after that date with an exercise price equal to the fair market value of the option shares on the grant date should in most instances qualify as performance-based compensation that will not be subject to the $1.0 million limitation.
However, the Committee believes that when establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance, or equity incentive grants tied to the executive officer’s continued service (such as service-vesting restricted stock or restricted stock unit awards), which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
COMPENSATION COMMITTEE REPORT
The Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this proxy statement. This report is provided by the following independent directors, who comprise the Committee:

By the Compensation Committee of the Board of Directors of BioClinica, Inc.
/s/ James A. Taylor, Ph.D.
James A. Taylor, Ph.D.
Compensation Committee Chairman

/s/ Jeffrey H. Berg, Ph.D.
Jeffrey H. Berg, Ph.D.
Compensation Committee Member

/s/ Adeoye Y. Olukotun, M.D., M.P.H.,
F.A.C.C., FAHA
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA Compensation Committee Member

EXECUTIVE OFFICERS
     The following table identifies our current executive officers:

		Capacities in	In Current
Name	Age	Which Served	Position Since

Mark L. Weinstein(1)	57	President and Chief Executive Officer	February 1998

Ted I. Kaminer(2)	51	Executive Vice President of Finance & Administration and Chief Financial Officer	February 2003

David A. Pitler(3)	55	Executive Vice President, President Bioimaging Services Division	December 2003

Peter S. Benton(4)	45	Executive Vice President, President eClinical Division	March 2009

(1)	Mr. Weinstein assumed the responsibilities of Chief Financial Officer of BioClinica from January 31, 2001 to February 18, 2003, in addition to serving as our President and Chief Executive Officer.

(2)	Mr. Kaminer joined BioClinica in February 2003 as our Senior Vice President and Chief Financial Officer. In March, 2009, Mr. Kaminer was appointed Executive Vice President of Finance and Administration and Chief Financial Officer. Prior to joining BioClinica, from May 2002 to February 2003, Mr. Kaminer served as Chief Financial Officer and Vice President of ION Networks Inc., and from October 2000 to April 2002, Mr. Kaminer was an independent consultant. From March 1998 to September 2000, Mr. Kaminer served as Senior Vice President of Finance and Chief Financial Officer of CMPExpress. Previously, he spent 12 years with various investment banking firms in the corporate finance area. Mr. Kaminer received his Bachelor’s degree from Cornell University and a MBA in finance from The Wharton School, University of Pennsylvania.

(3)	Mr. Pitler joined BioClinica in March 2000 as our Vice President of Operations. In March 2009, Mr. Pitler was appointed Executive Vice President, President Bioimaging Services Division. In December 2003, Mr. Pitler was appointed Senior Vice President of Operations. In November 2000, Mr. Pitler was appointed an executive officer of BioClinica. Mr. Pitler spent four years, from April 1996 until February 2000, at Medical Economics Company, an international health care information company and wholly-owned division of The Thomson Corporation, as Vice President of Production and formerly as Vice President of Integration. From 1981 to 1996, Mr. Pitler held various positions with information processing companies. Mr. Pitler received his Bachelor’s degree from Colgate University.

(4)	Mr. Benton joined BioClinica in September 2008 as President, Phoenix Data Systems Division. In March 2009, Mr. Benton was appointed an executive officer of BioClinica and his title was changed to Executive Vice President, President eClinical Division. Mr. Benton was Chief

Operating Officer at etrials Worldwide, Inc. from July 2007 until April 2008. Mr. Benton was also Managing Director of Wharton Venture Partners from April 2004 until July 2008. Previously, Mr. Benton held the position of Vice President, Central Planning at Johnson & Johnson Pharmaceutical Research & Development LLC from September 2001 until March 2004. Mr. Benton’s experience also includes general management experience at TRW, Inc.’s automotive sector and General Electric, where he started his career in the manufacturing management program. Mr. Benton holds a Bachelor’s degree in Mechanical Engineering from Northeastern University and an MBA from The Wharton School, University of Pennsylvania.
None of our executive officers are related to any other executive officer or to any director of BioClinica. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

     The following Summary Compensation Table sets forth information concerning compensation earned for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2007, 2008 and 2009. Information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and each of our two other executive officers whose total compensation for the 2009 fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”) is set forth below. No other executive officers who would have been otherwise includable in such table on the basis of their total compensation for the 2009 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.
Summary Compensation Table

							Change in
							Pension
				Stock		Non-	Value and	All
				Awards/		Equity	Nonqual-	Other
				Restricted		Incentive	ified	Com-
				Stock	Option	Plan	Deferred	pensa-
				Units	Awards	Compen-	Compen-	tion
			Bonus	($)	($)	sation	sation	($)	Total
Name and Principal Position	Year	Salary	(a)	(b)	(c)	($)	Earnings	(d)	($)
Mark L. Weinstein	2009	$384,231	$185,000	$123,600	—	—	—	—	$692,831
President, Chief	2008	$363,269	$280,100	$212,300	—	—	—	—	$855,669
Executive Officer	2007	$329,461	$193,500	$201,500	—	—	—	—	$724,460
Ted I. Kaminer	2009	$280,385	$121,500	—	$64,800	—	—	—	$466,685
Executive Vice	2008	$264,231	$166,800	—	$76,600	—	—	—	$507,631
President Finance &	2007	$235,569	$120,000	—	$57,450	—	—	—	$413,019
Administration, Chief Financial Officer
David A. Pitler	2009	$238,846	$103,500	—	$64,800	—	—	—	$407,146
Executive Vice	2008	$226,154	$142,100	—	$76,600	—	—	—	$444,854
President,	2007	$205,385	$105,000	—	$57,450	—	—	—	$367,835
President Bioimaging Services Division
Peter S. Benton	2009	$270,000	$117,000	—	$64,800	—	—	—	$451,800
Executive Vice	2008	$59,000	$40,200	—	$383,000	—	—	—	$482,200
President,	2007	—	—	—	—	—	—	—	—
President eClinical Division

(a)	The bonuses earned in the year stated were paid in March of the following year.

(b)	This column reflects the grant date fair values of the stock awards and restricted stock units granted in 2009, 2008 and 2007, respectively. The 2007 and 2008 award values were recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective for 2010. The grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by each Named Executive Officer. The grant date fair value of each stock award/restricted stock unit awarded in 2009, 2008 and 2007 were $3.09, $7.72 and $8.06, respectively, the fair market value of the Company’s common stock on the award date. For information on the valuation assumptions, refer to Note 8 — Stock Based Compensation of the Notes to Financial Statements in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010.

(c)	This column reflects the grant date fair values of the stock options granted in 2009, 2008 and 2007, respectively, including the 2008 award to Mr. Benton upon his hire by the Company. The 2007 and 2008 award values were recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective for 2010. The grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by each Named Executive Officer. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 8 — Stock Based Compensation of the Notes to Financial Statements in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010.

(d)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than $10,000 for the Named Executive Officer for the fiscal year.
Grants of Plan-Based Awards in 2009 Table
     The following table sets forth summary information regarding all grants of plan-based awards made to the Named Executive Officers during the year ended December 31, 2009. As of the end of 2009, none of the Named Executive Officers held any equity incentive awards subject to performance vesting requirements, and no non-equity incentive awards were made during the 2009 fiscal year.

All
Other
								All	Option
								Other	Awards:		Grant
								Stock	Number		Date Fair
								Awards:	of	Exer-	Value of
		Estimated Future Payouts						Number	Secur-	cise or	Stock
		Under Non-Equity			Estimated Future Payouts			of	ities	Base	and
		Incentive Plan Awards			Under Equity Incentive Plan Awards			Shares	Under-	Price of	Option
		Thres-		Maxi-	Thres-		Maxi-	of Stock	lying	Option	Awards
		hold	Target	mum	hold	Target	mum	or Units	Options	Awards	($)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	(a)
Mark L. Weinstein	03/04/2009	—	—	—	—	—	—	40,000	—	—	$123,600
Ted I. Kaminer	02/26/2009	—	—	—	—	—	—	—	40,000	$3.04	$64,800
David A. Pitler	02/26/2009	—	—	—	—	—	—	—	40,000	$3.04	$64,800
Peter S. Benton	02/26/2009	—	—	—	—	—	—	—	40,000	$3.04	$64,800

(a)	This represents the grant date fair value of the restricted stock units awarded to the CEO and the stock options awarded to the other Named Executive Officers. The grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by each Named Executive Officer. For the award to Mr. Weinstein, the grant date fair value was calculated using the closing price of our common stock on the grant date of $3.09. For the stock options, the grant date fair value was calculated using the Black Scholes value on the grant date of $1.62. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 8 — Stock Based Compensation of the Notes to Financial Statements in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2010.

Outstanding Equity Awards at 2009 Fiscal Year-End Table
     The following table sets forth summary information regarding the outstanding equity awards held by the Named Executive Officers at December 31, 2009. As of the end of the 2009 fiscal year, none of the Named Executive Officers held any unearned equity incentive plan awards subject to performance vesting requirements.

							Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
	Option Awards								Incentive	Market or
				Equity					Plan	Payout
				Incentive					Awards:	Value of
				Plan					Number of	Unearned
				Awards:				Market	Unearned	Shares,
		Number of		Number of			Number of	Value of	Shares,	Units or
	Number of	Securities		Securities			Shares or	Shares or	Units or	Other
	Securities	Underlying		Underlying			Units of	Units of	Other	Rights That
	Underlying	Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Have Not
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Vested
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	($)
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	(a)
Mark L. Weinstein	150,000	—		—	$0.72	02/01/2010	26,667	13,333	—	—
	10,000	—		—	$0.66	12/31/2010	—	—	—	—
	10,000	—		—	$0.72	03/31/2011	—	—	—	—
	10,000	—		—	$1.00	06/30/2011	—	—	—	—
	20,000	—		—	$0.80	09/30/2011	—	—	—	—
Ted I. Kaminer	70,154	—		—	$3.05	02/06/2013	—	—	—	—
	25,000	—		—	$7.03	02/09/2014	—	—	—	—
	11,250	3,750	(b)	—	$4.00	03/01/2013	—	—	—	—
	8,500	6,500	(c)	—	$8.06	02/27/2014	—	—	—	—
	7,333	12,667	(d)	—	$7.72	02/27/2015	—	—	—	—
	8,333	31,667	(e)	—	$3.04	02/26/2016	—	—	—	—
David A. Pitler	43,000	—		—	$1.28	03/06/2010	—	—	—	—
	10,000	—		—	$0.77	11/07/2010	—	—	—	—
	20,000	—		—	$1.10	11/06/2011	—	—	—	—
	20,000	—		—	$2.80	02/05/2013	—	—	—	—
	25,000	—		—	$7.03	02/09/2014	—	—	—	—
	11,250	3,750	(b)	—	$4.00	03/01/2013	—	—	—	—
	8,500	6,500	(c)	—	$8.06	02/27/2014	—	—	—	—
	7,333	12,667	(d)	—	$7.72	02/27/2015	—	—	—	—
	8,333	31,667	(e)	—	$3.04	02/26/2016	—	—	—	—
Peter S. Benton	20,000	80,000	(f)	—	$7.72	09/30/2015	—	—	—	—
	8,333	31,667	(e)	—	$3.04	02/26/2016	—	—	—	—

(a)	Market value based on $4.23 fair value of the Company’s common stock at December 31, 2009.

(b)	Each of these options was granted on March 1, 2006 and vested as to 20% of the option shares upon completion of one year of service measured from that grant date. The option will vest as to the remainder of the option shares in successive equal monthly increments over the next four years of continued service thereafter.

(c)	Each of these options will vest as to 20% of the option shares upon completion of one year of service measured from the February 27, 2007 grant date, and the remainder will vest in successive equal monthly increments over the next four years of continued service thereafter.

(d)	Each of these options will vest as to 20% of the option shares upon completion of one year of service measured from the February 27, 2008 grant date, and the remainder will vest in successive equal monthly increments over the next four years of continued service thereafter.

(e)	Each of these options will vest in successive equal monthly increments over the next four years of continued service measured from the February 26, 2009 grant date.

(f)	Each of these options will vest as to 25% of the option shares upon completion of one year of service measured from the September 30, 2008 grant date, and 25% every year thereafter for three years.

Option Exercises and Stock Vested Table for Fiscal 2009
The following table summarizes the option exercises and vesting of stock awards for each of the Named Executive Officers for the year ended December 31, 2009:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on	Exercise	Acquired on	Vesting
	Exercise	($)	Vesting	($)
Name	(#)	(a)	(#)	(b)
Mark L. Weinstein	—	—	—	—
Ted I. Kaminer	—	—	—	—
David A. Pitler	—	—	—	—
Peter S. Benton	—	—	—	—

(a)	Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the option was exercised.

(b)	Value realized is determined by multiplying (i) the market price of the common stock on the applicable vesting date by (ii) the number of shares that vested on that date.
Pension Benefits Table
     The Company does not have any defined benefit pension plans.
Nonqualified Deferred Compensation Table
     The Company does not have any nonqualified deferred compensation.
Employment Contracts, Termination of Employment, and Change-in-Control Arrangements
     On February 24, 2010, we executed an amended and restated employment agreement with Mr. Kaminer for an initial term of one-year, which automatically renews each year unless otherwise terminated by our Board of Directors. The terms and conditions of the employment agreement are: (i) an annual base salary of $270,000, subject to periodic increase at the discretion of the Compensation Committee in addition to certain benefits and perquisites; (ii) incentive compensation awards under our incentive compensation plans on a basis commensurate with his position and responsibility; and (iii) continuation of annual salary and target bonus payments for a period of 180 days after his termination of employment, in the event his employment is terminated by the Company for reasons other than cause, death or disability.
     On March 3, 2009, our board of directors approved the amended and restated employment agreement with Mark Weinstein, President and Chief Executive Officer of the Company. This agreement is for a three year term, beginning as of March 1, 2009 and ending on February 28, 2012. The terms and conditions of the employment agreement provide: (i) an annual base salary of $370,000, subject to periodic increase at the discretion of the Compensation Committee in addition to certain benefits and perquisites; (ii) bonuses in amounts that are to be determined by the Compensation Committee in accordance with the Company’s management incentive policy; (iii) incentive compensation awards under the Company’s incentive compensation plans on a basis commensurate with his position and responsibility; (iv) a car allowance not to exceed $750.00 per month; (v) an election during any year of employment to defer up to 100% of amounts received pursuant to the Company’s management incentive policy into a non-qualified deferral plan and (vi) continuation of annual salary and target bonus payments for a period of 180 days after his termination of employment, in the event his employment is terminated by the Company for reasons other than cause, death or disability.
     On September 30, 2008, we executed an employment agreement with Mr. Benton for an initial term of one-year, which automatically renews each year unless otherwise terminated by our Board of Directors. The terms and conditions of the employment agreement are: (i) an annual base salary of $260,000, subject to periodic increase at the discretion of the Compensation Committee in addition to certain benefits and perquisites; (ii) incentive compensation awards under our incentive compensation plans on a basis commensurate with his position and responsibility; (iii) an option to purchase 100,000 shares of our common stock, with an exercise price of $7.72 per share, the fair market value of our common stock on the date of the execution of his employment agreement; and (iv) continuation of annual salary and target bonus payments for a period of 180 days after his termination of employment, in the event his employment is terminated by the Company for reasons other than cause, death or disability.
     On November 10, 2004, our board of directors approved executive retention agreements for our Named Executive Officers. On December 31, 2008, our board of directors approved an amended form of executive retention agreement for the Named Executive Officers and certain other officers of the Company. This agreement generally provides for payments of up to 24 months salary and target bonus in the event that the executive’s employment is terminated or the employee resigns for good reason in connection with a change of control transaction. In addition, any outstanding unvested stock options or other equity awards held by the Named Executive Officers would become fully vested on the change in control date. Each executive retention agreement is either reviewed annually or in connection with the renewal of the executive’s employment agreement.
     The following table shows the potential incremental payments to the Named Executive Officers in the event of their termination in connection with a change in control of the Company. All values reflected in the table assume a termination date of December 31, 2009; and where applicable reflect the closing price of the Company’s common stock on that day of $4.23. All amounts reflect the maximum incremental value to each of the Named Executive Officers in the event of a termination in connection with a change in control on December 31, 2009. No incremental value is payable to the Named Executive Officers in the event of termination for cause or voluntary termination, although all unvested options and other equity awards will vest on an accelerated basis upon a change in control of the Company.

		Unvested
		Restricted Stock	Unvested Stock
		Units	Options
Name	Cash Severance	(a)(b)	(a)(b)	Total
Mark L. Weinstein	$1,480,000	$169,200	—	$1,649,200
Ted I. Kaminer	$769,500	—	$38,547	$808,047
David A. Pitler	$655,500	—	$38,547	$694,047
Peter S. Benton	$741,000	—	$37,684	$778,684

(a)	Unvested restricted stock or restricted stock unit awards and unvested stock options will vest immediately upon a change in control, whether or not the Named Executive Officer’s employment terminates at that time.

(b)	Represents the intrinsic value of the restricted stock or stock options that vest on an accelerated basis upon the change in control and is calculated by multiplying (i) the amount by which the fair market value per share at that time exceeds the exercise price (if any) payable per share by the (ii) the number of shares which vest on an accelerated basis.

Equity Compensation Plan Information
     The following table provides information as of December 31, 2009 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted	Available for Future
	Exercise of	Average Exercise	Issuance
	Outstanding	Price of	Under Equity
	Options, Warrants	Outstanding	Compensation
Plan Category	and Rights(1)	Options (2)	Plans
Equity compensation plans that have been approved by security holders	2,037,735	$4.29	740,345 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,037,735	$4.29	740,345 (3)

(1)	Includes (i) 1,443,610 options outstanding under the 2002 Plan, as amended and restated on May 11, 2005 and May 14, 2008, (ii) 421,625 options outstanding under the 1991 Plan and (iii) 172,500 shares subject to restricted stock units outstanding under the 2002 Plan.

(2)	Calculated without taking into account the 172,500 shares of common stock subject to outstanding restricted stock units that become issuable at a designated time following the vesting of those units, without any cash consideration or other payment required for such shares.

(3)	Represents shares of our common stock issuable pursuant to the 2002 Plan, as amended and restated on May 11, 2005 and May 14, 2008. Shares reserved for issuance under the 2002 Plan may be issued upon the exercise of stock options or through direct stock issuances or pursuant to restricted stock units that vest upon the attainment of prescribed performance milestones or the completion of designated service periods. We do not intend to grant any additional options or other equity awards under the 1991 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     There are, as of March 15, 2010, 77 holders of record and approximately 1,600 beneficial holders of our common stock. The following table sets forth certain information, as of March 15, 2010, with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date, (ii) each of our directors (which includes all nominees), and Named Executive Officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for shares of our common stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership(1)		of Class(2)
(i) Certain Beneficial Owners:
Covance Inc.	2,355,000		16.2%
210 Carnegie Center Princeton, New Jersey 08540
Nicusa Capital Partners LP	839,119	(3)	5.8%
17 State Street, 16th Floor New York, NY 10004
Royce & Associates LLC	861,523	(3)	5.9%
1414 Avenue of the Americas New York, New York 10019
Wellington Trust Company, NA	841,565	(3)	5.8%
75 State Street Boston, MA 02109
Healthinvest Partners AB	766,425	(3)	5.3%
Arsenalsgatan 4 SE-111 47 Stockholm, Sweden
(ii) Directors, Nominees, and Named Executive Officers:
Mark L. Weinstein	451,570	(4)	3.1%
Ted I. Kaminer	139,987	(5)	*
David A. Pitler	15,833	(6)	1.1%
Peter S. Benton	39,167	(7)	*
Jeffrey H. Berg, Ph.D.	130,750	(8)	*
Richard F. Cimino	0		*
E. Martin Davidoff, CPA, Esq	60,430	(9)	*
David E. Nowicki, D.M.D.	200,121	(10)	1.4%
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	20,000	(11)	*
David M. Stack	112,750	(12)	*
James A. Taylor, Ph.D.	95,135	(13)	*
(iii) All directors and executive officers as a group (11 persons)	1,405,744	(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)	9.2%

*	Less than 1%

(1)	Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named. Except as otherwise indicated, the address of each beneficial owner is c/o BioClinica, Inc. 826 Newtown-Yardley Road, Newtown, PA 18940.

(2)	Applicable percentage of ownership is based on 14,524,102 shares of common stock outstanding, plus any common stock equivalents and options or warrants held by such holder, which are presently exercisable or will become exercisable within 60 days after March 15, 2010.

(3)	Such information is based upon our review of a Schedule 13G or Schedule 13F filed by the holder with the SEC for the period ended December 31, 2009.

(4)	Includes 40,000 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after March 15, 2010. Includes 16,666 shares of common stock that will become issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual were he to resign from BioClinica as of that date. Excludes 63,334 shares of common stock underlying restricted stock units which vest over time after such period.

(5)	Includes 137,487 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after March 15, 2010. Includes 2,500 shares of common stock that will be issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual. Excludes 47,667 shares of common stock underlying options and 37,500 shares of common stock underlying restricted stock units which become exercisable over time after such period.

(6)	Includes 117,333 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after March 15, 2010. Includes 2,500 shares of common stock that will be issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual. Excludes 47,667 shares of common stock underlying options and 37,500 shares of common stock underlying restricted stock units which become exercisable over time after such period.

(7)	Includes 36,667 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after March 15, 2010. Includes 2,500 shares of common stock that will be issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual. Excludes 103,333 shares of common stock underlying options and 37,500 shares of common stock underlying restricted stock units which become exercisable over time after such period.

(8)	Includes 86,250 shares of common stock issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after March 15, 2010. Includes 22,500 shares of common stock that will become issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual were he to resign from the Board of Directors as of that date.

(9)	Includes 27,000 shares of common stock issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after March 15, 2010. Includes 22,500 shares of common stock that will become issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual were he to resign from the Board of Directors as of that date.

(10)	Includes 54,913 shares of common stock owned by Dr. Nowicki in his individual retirement account, 71,571 shares of common stock owned by Dr. Nowicki in his 401(k) account and 4,887 shares of common stock owned by his wife. Includes 46,250 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after March 15, 2010. Includes 22,500 shares of common stock that will become issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual were he to resign from the Board of Directors as of that date.

(11)	Represents 20,000 shares of common stock that will become issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual were he to resign from the Board of Directors as of that date.

(12)	Includes 71,250 shares of common stock issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after March 15, 2010. Includes 22,500 shares of common stock that will become issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual were he to resign from the Board of Directors as of that date.

(13)	Includes 58,885 shares of common stock issuable pursuant to presently exercisable options or options which will be exercisable within 60 days after March 15, 2010. Includes 22,500 shares of common stock that will become issuable within 60 days after March 15, 2010 pursuant to restricted stock units held by such individual were he to resign from the Board of Directors as of that date.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On October 13, 1994, BioClinica and Covance Inc. entered into an agreement whereby Covance purchased: (i) 2,355,000 shares of our common stock; (ii) a warrant to purchase 250,000 shares of our common stock with an initial exercise price of $1.25 per share; and (iii) a warrant to purchase 250,000 shares of our common stock with an initial exercise price of $1.50 per share (the “Warrants”), for an aggregate purchase price of $1,819,500. The Warrants expired on October 13, 1998 without being exercised. Pursuant to the above agreement, we have agreed to take all actions necessary to nominate and cause the election to the Board of Directors of up to three designees of Covance, Inc. Covance, Inc. has designated Mr. Cimino to serve on our Board of Directors for the 2010 fiscal year.
Review, Approval or Ratification of Transaction with Related Persons
Our Audit Committee reviews all related party transactions on an ongoing basis and all such transactions between the Company and a director or officer are reviewed by the Audit Committee and approved by the entire Board of Directors.

PROPOSAL TWO: APPROVAL OF 2010 STOCK INCENTIVE PLAN
     We are asking our stockholders to vote on a proposal to approve the implementation of the 2010 Stock Incentive Plan (the “2010 Plan”) under which 1,121,616 shares of our common stock will initially be reserved for issuance. The 2010 Plan was adopted by our board of directors on March 29, 2010, subject to stockholder approval at the Meeting, and is intended to serve as a successor to the Company’s 2002 Stock Incentive Plan ( the “2002 Plan”) which expires on January 12, 2012. The share reserve under the 2010 Plan is comprised of (i) 371,616 shares of our common stock that are estimated to be available for issuance under the 2002 Plan as of the date of the Meeting and (ii) an additional share increase of 750,000 shares. Subject to stockholder approval, the 2010 Plan will become effective on the date of the Meeting.
     Stockholder approval of the 2010 Plan will not affect any options or restricted stock unit awards that are outstanding under the 2002 Plan. However, to the extent any options or restricted stock units awards outstanding under the 2002 Plan on the effective date of the 2010 Plan are subsequently forfeited or cancelled or otherwise expire or terminate unexercised, the number of shares of common stock subject to those options and restricted stock unit awards will be added to the share reserve available for award and issuance under the 2010 Plan, up to a maximum of 250,000 shares. No further awards will be made under the 2002 Plan following stockholder approval of the 2010 Plan, except awards to our directors effective upon re-election at the Meeting, which have already been excluded from the shares of our common stock that are estimated to be available for issuance under the 2002 Plan.
     The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Incentive compensation programs play a pivotal role in our efforts to attract, retain and motivate key personnel. For that reason, we have structured the 2010 Plan to provide us with more flexibility in designing cash and equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock, restricted stock units and performance shares. Accordingly, with the 2010 Plan, we will have a broader array of cash and equity incentives to utilize for purposes of attracting and retaining the services of key individuals.
     The following is a summary of the principal terms and provisions of the 2010 Plan, a copy of which is attached as Appendix A to this Proxy Statement. However, the summary is not intended to be a complete description of all the terms of the 2010 Plan and is qualified in its entirety by reference to the 2010 Plan. In addition, a summary of the material differences between the 2002 Plan and the 2010 Plan is also attached to the end of Appendix A.
     Type of Awards. Under the 2010 Plan, eligible persons may, at the discretion of the plan administrator, be granted options, stock appreciation rights, stock awards, restricted stock units, performance shares, cash incentive awards and dividend equivalent rights. The principal features of each type of award are described below.
     Administration. The Compensation Committee of our Board of Directors will have the exclusive authority to administer the 2010 Plan with respect to awards made to our executive officers and non-employee Board members and will also have the authority to make awards to all other eligible individuals. However, our Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the 2010 Plan to individuals other than executive officers and non-employee Board members. In addition, the Board of Directors may delegate to one or more executive officers authority to grant options to employees (other than executive officers) within certain parameters.

     The term “plan administrator,” as used in this summary, will mean our Compensation Committee, any secondary committee and any executive officer, to the extent each such entity or person is acting within the scope of its administrative authority under the 2010 Plan.
     Eligibility. Officers and employees, non-employee Board members as well as consultants and independent advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the Plan. As of March 29, 2010, approximately 490 persons (including 4 executive officers and 7 non-employee Board member) were eligible to participate in the 2010 Plan.
     Securities Subject to 2010 Plan. 1,121,616 shares of our common stock will be reserved for issuance over the term of the 2010 Plan. To the extent any options or restricted stock unit awards that are outstanding under the 2002 Plan on the effective date of the 2010 Plan are subsequently forfeited or cancelled or otherwise expire or terminate unexercised the number of shares of common stock subject to those options and restricted stock unit awards will be added to the share reserve available for award and issuance under the 2010 Plan, up to a maximum of 250,000 shares.
     The shares of our common stock subject to outstanding awards made under the 2010 Plan will be available for subsequent award and issuance to the extent those awards subsequently expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of common stock subject to those awards. Unvested shares issued under the 2010 Plan and subsequently forfeited or repurchased by the Company will be added back to the reserve and available for subsequent award and issuance under the 2010 Plan. Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the 2010 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised option. Upon the exercise of any stock appreciation right granted under the 2010 Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise. Should shares of common stock otherwise issuable under the 2010 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, exercise, vesting or settlement of an award under the plan, then the number of shares of common stock available for issuance under the 2010 Plan will be reduced on the basis of the full number of shares that were issuable under the award, and not by the number of shares actually issued after any such share withholding.
     The maximum number of shares of common stock which may be issued under the 2010 Plan pursuant to options intended to qualify as incentive stock options under the federal tax laws may not exceed 1,121,616 shares in the aggregate, increased by up to 250,000 shares for any increase in the share reserve by reason of the expiration, forfeiture, cancellation or termination of awards under the 2002 Plan. Such limits will be subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock.
     As of March 15, 2010, 1,805,839 shares were subject to outstanding options under the 2002 Plan, 332,500 shares were subject to unvested restricted stock units under the 2002 Plan and 371,616 shares remained available for future award and will be carried over to the 2010 Plan reserve. The directors will receive an aggregate of 60,000 restricted stock units, awarded under the 2002 Plan, on the date of the Annual Meeting.
     The shares of common stock issuable under the 2010 Plan may be drawn from shares of the Company’s authorized but unissued common stock or from shares of its common stock that the Company acquire, including shares purchased on the open market or in private transactions.

     Award Limitations. Awards made under the 2010 Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”):
     •   For awards denominated in shares of our common stock at the time of grant (whether payable in such common stock, cash or a combination of both), a participant in the 2010 Plan may not receive awards for more than 200,000 shares of our common stock in the aggregate in any calendar year. Such share limitations will be subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock.
     •   For performance-based awards denominated in cash at the time of grant (whether payable in cash, shares of our common stock, or both), a participant in the 2010 Plan may not receive awards that exceed in the aggregate more than $1,000,000 dollars for each calendar year within the applicable performance measurement period.
     Shareholder approval of this proposal will also constitute approval of those per participant limitations for purposes of Section 162(m).
     Awards. The plan administrator will have complete discretion to determine which eligible individuals are to receive awards, the time or times when those awards are to be granted, the number of shares subject to each such award, the vesting and exercise schedule (if any) to be in effect for the award, the cash consideration (if any) payable per share subject to the award, the settlement of the awards, the maximum term for which the award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws
     Options. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. Each option will generally vest and become exercisable for the underlying shares in one or more installments over a specified period of service measured from the grant date. Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent they are at the time exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.
     Stock Appreciation Rights. The 2010 Plan allows the issuance of two types of stock appreciation rights:
•	Tandem stock appreciation rights granted in conjunction with stock options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•	Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.
     The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of the Company’s common stock. Upon cessation of service, the holder of a stock appreciation right will have a limited period of time in which to exercise such right to the extent exercisable at that time. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding.
      Repricing Prohibition. The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in equity securities, or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.
     Stock Awards, Restricted Stock Units and Performance Shares. Shares may be issued under the 2010 Plan subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient.
     Shares of our common stock may also be issued under the 2010 Plan pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us. Shares may be issued pursuant to performance share awards that vest upon the attainment of performance objectives over a specified performance period. Performance shares may be structured so that the award converts into shares of our common stock at a rate based on the attainment level of performance for each performance objective.
     Outstanding stock awards will be forfeited and restricted stock units and performance share awards will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. However, the plan administrator will have the discretionary authority to vest or issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. In no event, however, will any vesting requirements tied to the attainment of performance objectives be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in connection with a change in control of the company, as described under the heading “General Provisions — Change in Control.”

     Performance Goals. In order to assure that the compensation attributable to one or more awards made under the 2010 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the plan administrator also has the discretionary authority to structure one or more awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of common stock; (3) net income or operating income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base. In addition, such performance criteria may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary entity. Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.
     Stockholder approval of this proposal will also constitute approval of the foregoing performance goals for purposes of establishing the specific vesting targets for one or more awards under the 2010 Plan that are intended to qualify as performance-based compensation under Section 162(m).
     Cash Incentive Awards and Dividend Equivalent Rights. Cash incentive awards will vest over an eligible individual’s designated service period or upon the attainment of pre-established performance goals. Such awards may be settled in cash, shares of our common stock or a combination of cash and shares.
     Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the 2010 Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of our common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made, in cash or shares of our common stock, either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be made subject to a specified vesting schedule or a deferred payment date.
     In order to assure that the compensation attributable to one or more cash incentive or dividend equivalent right awards will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the plan administrator has the discretionary authority to structure one or more such awards so that those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the performance goals described above.
     The plan administrator has the discretionary authority at any time to accelerate the vesting of any and all cash incentive or dividend equivalent right awards. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in connection with a change in control as described under the heading “General Provisions — Change in Control.”
Stock Awards—2002 Plan
     The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our other named executive officers (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement) and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made in the aggregate under the 2002 Plan from January 1, 2010 through March 15, 2010, together with the weighted average exercise price per share in effect for such option grants.

	Number of Shares	Weighted Average
	Underlying Options	Exercise Price Per
Name and Position	Granted (#)	Share ($)
Mark L. Weinstein President, Chief Executive Officer	—	—
Ted L. Kaminer Executive Vice President Finance & Administration Chief Financial Officer	—	—
David A. Pitler Executive Vice President, President Bioimaging Services Division	—	—
Peter S. Benton Executive Vice President, President eClinical Division	—	—
All current executive officers as a group (4 persons)	—	—

Directors:
Jeffrey H. Berg, Ph.D.	—	—
Richard F. Cimino	—	—
E. Martin Davidoff, CPA, Esq	—	—
David E. Nowicki, D.M.D.	—	—
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	—	—
David M. Stack	—	—
James A. Taylor, Ph.D.	—	—
All current non-employee directors as a group (7 persons)	—	—
All employees, including current officers who are not executive officers, as a group (476 persons)	196,000	$4.39
     The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our other named executive officers (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement) and the other individuals and groups indicated, the number of shares of our common stock subject to restricted unit awards made in the aggregate under the 2002 Plan from January 1, 2010 through March 15, 2010.

Number of Shares
Subject to
Restricted Stock
Unit Award
Name and Position	(#)
Mark L. Weinstein President, Chief Executive Officer	40,000
Ted L. Kaminer Executive Vice President Finance & Administration Chief Financial Officer	40,000
David A. Pitler Executive Vice President, President Bioimaging Services Division	40,000
Peter S. Benton Executive Vice President, President eClinical Division	40,000
All current executive officers as a group (4 persons)	160,000

Directors (1):
Jeffrey H. Berg, Ph.D.	—
Richard F. Cimino	—
E. Martin Davidoff, CPA, Esq	—
David E. Nowicki, D.M.D.	—
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	—
David M. Stack	—
James A. Taylor, Ph.D.	—
All current non-employee directors as a group (7 persons)	—
All employees, including current officers who are not executive officers, as a group (476 persons)	—

(1)	The directors will receive an aggregate of 60,000 restricted stock units on the date of the Annual Meeting.
     New Plan Benefits
     No awards will be made under the 2010 Plan at any time prior to stockholder approval of the plan at the Meeting.
     General Provisions
     Change in Control. In the event the Company should experience a change in control, each outstanding award may be assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the intrinsic value of the award and provides for the subsequent vesting and payout of that value in accordance with the same vesting schedule in effect for that award. In the absence of such assumption, continuation or replacement of the award, the award will accelerate in full upon the change in control. The plan administrator will have complete discretion to grant one or more awards which will vest upon a change in control or in the event the individual’s service with the Company or the successor entity terminates within a designated period following a change in control transaction.
     A change in control will be deemed to occur for purposes of the 2010 Plan in the event (a) the Company is acquired by merger or asset sale or (b) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons acquires directly or indirectly beneficial ownership of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.
     The plan administrator’s authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).
     Changes in Capitalization. In the event any change is made to the outstanding shares of the Company’s common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration or should the value of the Company’s outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, or should there occur any change in control transaction or any other merger, consolidation or other reorganization, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2010 Plan; (ii) the maximum number and/or class of securities by which the share reserve under the 2010 Plan may increase by reason of the expiration, forfeiture, cancellation or termination of awards under the 2002 Plan; (iii) the maximum number and/or class of securities that may be issued pursuant to incentive stock options granted under the 2010 Plan, (iv) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the 2010 Plan per calendar year; (v) the number and/or class of securities and the exercise price per share in effect for outstanding options and stock appreciation rights; (vi) the number and/or class of securities subject to each outstanding award (other than options and stock appreciation rights) under the 2010 Plan and the cash consideration (if any) payable per share; and (vii) the number and/or class of securities subject to our outstanding repurchase rights under the 2010 Plan and the repurchase price payable per share. Such adjustments will be made in such manner as the plan administrator deems appropriate, and such adjustments will be final, binding and conclusive.
     Valuation. The fair market value per share of our common stock on any relevant date under the 2010 Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq Global Market. On March 29, 2010, the fair market value of our common stock determined on such basis was $4.09 per share, the closing price per share on that date on the Nasdaq Global Market.
     Shareholder Rights and Transferability. No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any shareholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of the shares of our common stock issued upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2010 Plan so that those options will be transferable during optionee’s lifetime by a gratuitous transfer to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse pursuant to a domestic relations order. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.
     A participant will have full stockholder rights with respect to any shares of our common stock issued to him or her under the 2010 Plan, whether or not those shares are vested. A participant will not have any stockholder rights with respect to the shares of our common stock subject to a performance share or restricted stock unit award until that award vests and the underlying shares of common stock are actually issued. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding performance share or restricted stock unit awards, subject to such terms and conditions as the plan administrator may deem appropriate.
     Special Tax Election. The plan administrator may structure one or more awards so that shares of our common stock may be used as follows to satisfy all or part of the withholding taxes to which such holders of those awards may become subject in connection with the issuance, exercise, vesting or settlement of those awards:
     We will automatically withhold, from the shares of common stock otherwise issuable upon the issuance, exercise, vesting or settlement of such award, a portion of those shares with an aggregate fair market value equal to the applicable withholding taxes. The shares so withheld will reduce the number of shares of common stock authorized for issuance under the 2010 Plan.
     The holder of the award may be given the right to deliver to us, at the time of the issuance, exercise, vesting or settlement of such award, one or more shares of our common stock previously acquired by such individual with an aggregate fair market value equal to all or a portion of the required withholding taxes. The shares so delivered will neither reduce the number of shares of common stock authorized for issuance under the 2010 Plan nor be added to the number of shares authorized for issuance under the 2010 Plan.
      Amendment and Termination. Our Board of Directors may amend or modify the 2010 Plan at any time subject to any stockholder approval required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded.
      Unless sooner terminated by our Board of Directors, the 2010 Plan will terminate on the earliest of (i) May 12, 2020, (ii) the date on which all shares available for issuance under the 2010 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.
Summary of Federal Income Tax Consequences
      The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2010 Plan.
     Option Grants. Options granted under the 2010 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.
     If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.
     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
     Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for our taxable year in which such ordinary income is recognized.
     Restricted Stock Awards. The recipient of unvested shares of common stock issued under the 2010 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock award. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the recipient.
     Restricted Stock Units and Performance Shares. No taxable income is recognized upon receipt of restricted stock unit or performance share awards. The holder will recognize ordinary income in the year in which the shares subject to the awards are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

     Cash Incentive Awards. The payment of a cash award will result in the recipient’s recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for our taxable year in which such ordinary income is recognized.
     Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for our taxable year in which such ordinary income is recognized.
     Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights or the disqualifying disposition of incentive stock option shares will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2010 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares or cash issued under any other awards under the 2010 Plan will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to the attainment of one or more of the performance milestones described above.
     Accounting Treatment. The accounting principles applicable to awards made under the 2010 Plan may be summarized in general terms as follows:
     Pursuant to the accounting standards under established FASB Accounting Standards Codification Topic 718, we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and all other stock-based awards under the 2010 Plan. Accordingly, stock options and stock appreciation rights which we grant to our employees and non-employee Board members and payable in shares of our common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the requisite service period. For shares issuable upon the vesting of restricted stock units or performance shares awarded under the 2010 Plan, we will be required to amortize over the requisite service period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the requisite service period. Such accounting treatment for restricted stock units and direct stock issuances will generally be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.
     Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. However, if the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, such dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

     Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2010 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common stock) under FASB Accounting Standards Codification Topic 718.
     Stockholder Approval. The affirmative vote of the majority of our outstanding shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal is required for approval of the 2010 Plan. Should such stockholder approval not be obtained, then the 2010 Plan will not be implemented. However, the outstanding stock option grants and restricted stock unit awards under the 2002 Plan will continue in full force and effect in accordance with their terms, and additional awards may be made under the 2002 Plan until the earlier of (i) the expiration date of the term of that plan or (ii) the date all the shares of our common stock reserved for issuance under that plan have been issued.
     Recommendation of Board of Directors Our Board of Directors recommends that the stockholders vote FOR the approval of the implementation of the 2010 Plan. Our Board of Directors believes that it is in our best interests to implement and maintain a comprehensive incentive compensation program that will allow us the flexibility to design cash and equity awards to attract and retain key personnel essential to our long-term growth and financial success and to more closely align the interests of those individuals with those of our stockholders.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     Subject to stockholder approval, we have nominated PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. PricewaterhouseCoopers LLP also served as an independent registered public account firm for 2009. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors.
     The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
     One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm Fees and Other Matters
     The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed for each of the last two fiscal years for audit services and other services:

	2009	2008

Audit Fees (1)	$600,125	$426,650

Audit-Related Fees (2)	—	259,985

Tax Fees (3)	61,375	69,584

Total Audit, Audit Related and Tax Fees	661,500	756,219

Other Non-audit Fees:
All Other Fees (4)	2,900	1,500

Total-Other Fees	2,900	1,500

Total Fees	$664,400	$757,719

(1)	Consists of fees for professional services rendered in connection with the audit of our financial statements for the year ended December 31, 2009 and December 31, 2008, and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the years ended December 31, 2009 and December 31, 2008, respectively, and fees for professional services rendered in connection with documents filed with the Securities and Exchange Commission for the years ended December 31, 2009 and December 31, 2008.

(2)	Consists of fees for due diligence related to business combinations.

(3)	Consists of fees incurred during the years ended December 31, 2009 and December 31, 2008 relating to our tax compliance and tax planning.

(4)	Consists of fees for review of Sarbanes-Oxley documents and a subscription to Comperio, an accounting literature database.

Pre-Approval Policies and Procedures
     None of the audit-related fees billed in 2009 and 2008 related to services required pre-approval by the Audit Committee due to the de minimis exception to the Audit Committee pre-approval requirements.
     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
Section 16(a) Beneficial Ownership Reporting Compliance
     Our directors, our executive officers and any persons who beneficially own more than 10% of our outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the Securities and Exchange Commission with respect to their ownership and changes in their ownership of the Company’s common stock. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions in 2009 in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2009, we believe that all reporting requirements under Section 16(a) for such year were met in a timely manner by our directors, executive officers and beneficial owners of greater than 10% of our common stock.

STOCKHOLDERS’ PROPOSALS
     Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to the 2011 Annual Meeting of Stockholders must advise the Secretary of BioClinica of such proposals in writing by December 10, 2010.
     Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to the Secretary of BioClinica at the aforementioned address not later than February 23, 2011.
     If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940, (267) 757-3000. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.
OTHER MATTERS
     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above, and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL
     The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.
     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of BioClinica who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
     Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
     WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, AS WELL AS CURRENT COMMITTEE CHARTERS OF THE COMMITTEES OF THE BOARD OF DIRECTORS AND OUR CODE OF BUSINESS CONDUCT AND ETHICS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON MARCH 15, 2010 AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF BIOCLINICA. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE US THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Ted I. Kaminer
Secretary

Newtown, Pennsylvania
April 12, 2010

EXHIBIT A
BIOCLINICA, INC.
2010 STOCK INCENTIVE PLAN
ARTICLE ONE
GENERAL PROVISIONS
      I. PURPOSE OF THE PLAN
          The 2010 Stock Incentive Plan is intended to promote the interests of BioClinica, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
          The Plan shall serve as the successor to the Corporation’s 2002 Stock Incentive Plan (the “Predecessor Plan”), and no further stock option grants, restricted stock unit awards or other stock-based awards shall be made under the Predecessor Plan on or after the Plan Effective Date. However, all option grants and restricted stock unit awards outstanding under the Predecessor Plan on the Plan Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of shares of Common Stock thereunder.
          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
      II. STRUCTURE OF THE PLAN
          The Plan shall consist of a Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted (i) options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock units, (v) performance shares, (vi) cash incentive awards and (vii) dividend equivalent rights.
      III. ADMINISTRATION OF THE PLAN
          A. The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant Program with respect to Section 16 Insiders. Administration of the Discretionary Grant Program with respect to all other persons eligible to participate in that program may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer the program with respect to all such persons. However, any discretionary Awards for members of the Compensation Committee must be authorized by a disinterested majority of the Board.

          B. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Corporation the power to grant options under the Plan to one or more Employees and to exercise such other powers under the Plan as the Board may determine; provided, however, that, the Board shall fix the terms of the option grants to be made by such executive officers (including the exercise price of any awarded options, which may include a formula by which such exercise price is to be determined, the applicable vesting schedules and the maximum option term) and the maximum number of shares for which options may be granted by such executive officers. In no event, however, shall any executive officer be authorized to make option grants to any Section 16 Insider.
          C. Members of the Compensation Committee or any Secondary Board Committee and any executive officers delegated Plan administration authority by the Board shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee or executive officers and reassume all powers and authority previously delegated to such committee or officers.
          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant Program and to make such determinations under, and issue such interpretations of, the provisions of that program and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant Program under its jurisdiction or any Award thereunder.
          E. Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.
      IV. ELIGIBILITY
          A. The persons eligible to participate in the Discretionary Grant Program are as follows:
               (i) Employees,
               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
          B. The Plan Administrator shall have full authority to determine which eligible persons are to receive Awards under the Plan, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the status of an option for federal tax purposes, the maximum term for which an option or stock appreciation right is to remain outstanding, the vesting and issuance schedules applicable to the shares which are the subject of the Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled and, with respect to performance—based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.
      V. STOCK SUBJECT TO THE PLAN
          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to One Million One Hundred Twenty-One Thousand Six Hundred and Sixteen (1,121,616) shares. Such share reserve is comprised of (i) the number of shares of Common Stock estimated to remain available for issuance under the Predecessor Plan on the Plan Effective Date, including the portion of those shares subject to options and restricted stock units outstanding under the Predecessor Plan on that date, plus (ii) an additional Seven Hundred Fifty Thousand (750,000)-share increase which was approved by the Board on March 29, 2010.
          B. To the extent any options outstanding under the Predecessor Plan on the Effective Date expire, are forfeited or cancelled or terminate unexercised or any unvested restricted stock unit awards outstanding under the Predecessor Plan on the Plan Effective Date are forfeited or cancelled, the number of shares of Common Stock at the time subject to those expired, forfeited, cancelled or terminated options and the number of shares of Common Stock at the time subject to those forfeited or cancelled restricted stock unit awards shall be added to the share reserve under this Plan and shall accordingly be available for award and issuance hereunder, up to a maximum of an additional Two Hundred Fifty Thousand (250,000) shares.
          C. The maximum number of shares of Common Stock for which Incentive Stock Options may be granted over the term of the Plan shall be One Million One Hundred Twenty-One Thousand Six Hundred and Sixteen (1,121,616) shares increased by up to Two Hundred Fifty Thousand (250,000) shares for any increase in the share reserve by reason of the expiration, forfeiture, cancellation or termination of awards under the Predecessor Plan. Such limits shall be subject to adjustment under Section V.F. of this Article One.
          D. Each person participating in the Plan shall be subject to the following limitations:
          - for Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of  shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed in the aggregate Two Hundred Thousand (200,000) shares of Common Stock; and
          - for Awards denominated in cash (whether payable in cash, Common Stock or a combination of both) and subject to one or more performance conditions, the maximum dollar amount for which such Awards may be made in the aggregate to such person shall not exceed One Million Dollars ($1,000,000.00) for each calendar year within the applicable performance measurement period.

          E. Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent grant under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting, issuance or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issuable, vested or settled, calculated in each instance prior to any such share withholding.
          F. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then the Compensation Committee shall make equitable adjustments to: (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and/or class of securities by which the share reserve under the Plan may increase by reason of the expiration, forfeiture, cancellation or termination of awards under the Predecessor Plan; (iii) the maximum number and/or class of securities that may be issued under the Plan pursuant to Incentive Options; (iv) the maximum number and/or class of securities for which any one person may be granted Common Stock denominated Awards in the aggregate under the Plan per calendar year; (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option or stock appreciation right; (vi) the number and/or class of securities subject to each outstanding Award under the Plan and the cash consideration (if any) payable per share; and (vii) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. Such adjustments shall be made by the Compensation Committee in such manner as it deems appropriate, and the adjustments shall be final, binding and conclusive upon each person holding an Award under the Plan.
          G. Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO
DISCRETIONARY GRANT PROGRAM
      I. OPTION TERMS
          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
          A. Exercise Price.
               1. The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.
               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:
               (i) cash or check made payable to the Corporation,
               (ii) shares of Common Stock held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option granted under the Plan shall have a term in excess of ten (10) years measured from the option grant date.

          C. Effect of Termination of Service.
               1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:
               (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
               (ii) Any option held by the Optionee at the time of the Optionee’s death may, to the extent vested and exercisable at that time, be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.
               (iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.
               (iv) During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,
               (ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or
               (iii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares. Notwithstanding the foregoing, in the event the outstanding shares of Common Stock are split by means of a stock dividend and the exercise price of and the number of shares subject to outstanding options under the Plan are to be adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an Optionee who exercises such an option between the record date and the distribution date for that stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon the exercise of such Option, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
     F. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:
               (i) Incentive Options: During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

               (ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime, by gift or pursuant to a domestic relations order, to one or more Family Members of the Optionee or to a trust established exclusively for one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
               (iii) Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
          G. Incentive Options. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Paragraph G, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Paragraph G.
               1. Eligibility. Incentive Options may only be granted to Employees.
               2. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).
               To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.
               3. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

      II. STOCK APPRECIATION RIGHTS
          A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section II to selected Optionees under the Discretionary Grant Program.
          B. Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).
          C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.
               1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.
               2. Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.
          D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:
               1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. The provisions and limitations of Paragraphs C.1 and C.2 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.
               2. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.
               3. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

               4. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except for a gratuitous transfer to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or a transfer to one or more such Family Members pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F. of this Article Two.
               5. The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.
               6. The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.
          E. Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C.1 of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.
      III. CHANGE IN CONTROL
          A. In the event of a Change in Control, each outstanding option and stock appreciation right may be (i) assumed by the successor corporation (or parent thereof) or otherwise to continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for subsequent vesting and payout of that spread in accordance with the same exercise/vesting schedule applicable to that Award, but only if such replacement cash program would not result in treatment of the Award as an item of deferred compensation subject to Code Section 409A. However, to the extent the Award is not to be so assumed, continued or replace, the Award shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock, except to the extent the acceleration of such Award is subject to other limitations imposed by the Plan Administrator.
          B. All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

          C. Immediately following the consummation of the Change in Control, all outstanding options and stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.
          D. Each option or stock appreciation right which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the Award been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price payable per share under each outstanding option, provided the aggregate exercise or base price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted Awards in the aggregate under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options or stock appreciation rights under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.
          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options and stock appreciation rights under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.
          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options and stock appreciation rights under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.
          G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

      IV. PROHIBITION ON REPRICING PROGRAMS
          The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Corporation or (iii) otherwise directly reduce the exercise or base price in effect for outstanding options under the Plan, without in each such instance obtaining stockholder approval.
      V. STOCK ISSUANCE TERMS
          A. Shares of Common Stock may also be issued under the Discretionary Grant Program, either as vested or unvested shares, through direct and immediate issuances without any intervening option grants and with or without cash consideration payable for the shares. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued pursuant to performance shares or restricted stock units which entitle the Participants to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards. The terms and conditions of each such Award (including, without limitation, the applicable vesting schedule and vesting acceleration provisions) shall be determined by the Plan Administrator.
          B. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more restricted stock issuances or restricted stock unit or performance share awards so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income or operating income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) any combination of, or a specified increase in, any of the foregoing; (14) new product development or successful completion of research and development projects; and (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.
          C. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.
          D. The recipient shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not the recipient’s interest in those shares is vested. Accordingly, such individual shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The recipient shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding performance share or restricted stock unit awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.
          E. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Plan or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.
          F. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the recipient’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the recipient’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the recipient’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in connection with a Change in Control.
          G. Outstanding Awards of performance shares or restricted stock units shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. Any such waiver shall result in the immediate vesting of the recipient’s interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in connection with a Change in Control
          H. Each restricted stock, restricted stock units or performance share award outstanding on the effective date of an actual Change in Control transaction may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting schedule in effect for those shares at the time of such Change in Control. However, to the extent any such Award outstanding under the Plan on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Stock Issuance Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.
          I. Each such outstanding Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such cash consideration shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and with the consent of the Plan Administrator obtained prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.
          J. The Plan Administrator shall have full power and authority to structure one or more restricted stock or restricted stock unit or performance share awards under the Plan so that those awards shall vest, and all the underlying shares shall become immediately issuable, upon the effective date of a Change in Control transaction or in the event the individual’s Service is terminated by reason of an Involuntary Termination within a designated period following the effective date of the Change in Control transaction.
      VI. CASH INCENTIVE AWARDS AND DIVIDEND EQUIVALENT RIGHTS
          A. Cash Incentive Awards. The Plan Administrator shall have the discretionary authority under the Plan to make cash bonus awards (“Cash Awards”) which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

               1. The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the bonus award agreement.
               2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period specified by the Plan Administrator at the time of the Award.
               3. Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in connection with a Change in Control.
               4. Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.
          B. Dividend Equivalent Rights. The Plan Administrator shall have the discretionary authority to grant dividend equivalent rights (“DER Awards”) under the Plan. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.
               1. The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.
               2. Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether paid in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall, for each DER subject to the Award, be credited with each dividend or distribution made per issued and outstanding share of Common Stock during the term that DER remains outstanding.
               3. Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or upon the satisfaction of any applicable vesting schedule in effect for the DER Award, or such payment may be deferred beyond the vesting date for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A.
               4. Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as set forth in the applicable award agreement.
               5. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period specified by the Plan Administrator at the time the Award is made.
          C. Change in Control. The Plan Administrator shall have the discretionary authority to structure one or more Cash Awards or DER Awards so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control. The Plan Administrator’s authority under this Paragraph C shall also extend to any Award intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of that Award may result in the loss of performance-based status under Code Section 162(m).

ARTICLE THREE
MISCELLANEOUS
     I. TAX WITHHOLDING
          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise, vesting or issuance of an Award shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.
          B. The Plan Administrator may, in its discretion, provide one or more participants in the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such participants may become subject in connection with the exercise, vesting or issuance of those Awards. Such right may be provided to any such participant in either or both of the following formats:
          Stock Withholding: The election to have the Corporation withhold, from the vested shares of Common Stock otherwise issuable upon the exercise, vesting, issuance or settlement of such Award, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such person.
          Stock Delivery: The election to deliver to the Corporation, at the time the exercise, vesting, issuance or settlement of such Award, one or more shares of Common Stock previously acquired by such person (other than in connection with the option exercise or share vesting or issuance triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such person.
      II. SHARE ESCROW/LEGENDS
          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
     III. EFFECTIVE DATE AND TERM OF THE PLAN
          A. The Plan shall become effective on the Plan Effective Date.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or restricted stock unit awards shall be made under the Predecessor Plan if this Plan is approved by the stockholders at the 2010 Annual Meeting. Such stockholder approval shall not affect the option grants and restricted stock unit awards outstanding under the Predecessor Plan at the time of the 2010 Annual Meeting, and those option grants and restricted stock unit awards shall continue in full force and effect in accordance with their terms. However, should any of those options expire or terminate unexercised or any unvested restricted stock units be forfeited, the shares of Common Stock subject to those options at the time of expiration or termination and the shares subject to those forfeited restricted stock units shall be added to the share reserve of this Plan in accordance with the provisions of Section V.B of Article I.
          C. The Plan shall terminate upon the earliest to occur of (i) May 12, 2020, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on May 12, 2020, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.
     IV. AMENDMENT OF THE PLAN
          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, except with regard to Article II, Section IV hereof. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded.
          B. Awards may be granted under the Plan that in involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess Award is made against such contingent increase, then any Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.
     V. USE OF PROCEEDS
          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
      VI. REGULATORY APPROVALS
          A. The implementation of the Plan, the granting of any Awards under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.
     VII. NO EMPLOYMENT/SERVICE RIGHTS
          Nothing in the Plan shall confer upon the Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

BIOCLINICA, INC.
Comparison of the 2002 Plan to the 2010 Plan
The 2010 Plan differs from the 2002 Plan in the following principal respects:

•	We have expanded the types of awards issuable under the 2010 Plan to include stock appreciation rights, performance shares, cash incentive awards and dividend equivalent rights.

•	The 2010 Plan does not include the limits currently applicable under the 2002 Plan on the maximum number of shares for which options may be granted in the aggregate in any fiscal year or the limit on the maximum number of shares for which any one person may be granted restricted stock or restricted stock units in any one calendar year. However, the 2010 Plan does include limits on the number of shares (for stock denominated awards) and the dollar amount (for cash denominated awards) that may be subject to awards to any one person per calendar year.

•	Options under the 2010 Plan may have a term of up to 10 years; the option term under the 2002 Plan is limited to 7 years.

•	The 2010 Plan includes a limit on the maximum number of shares for which incentive stock options for federal tax purposes may be granted.

APPENDIX
          The following definitions shall be in effect under the Plan:
          A. Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, cash incentive awards and dividend-equivalent rights.
          B. Board shall mean the Corporation’s Board of Directors.
          C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
               (i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,
               (ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or
               (iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.
          D. Code shall mean the Internal Revenue Code of 1986, as amended.
          E. Common Stock shall mean the Corporation’s common stock.
          F. Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.
          G. Corporation shall mean BioClinica, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of BioClinica, Inc. which has by appropriate action assumed the Plan.

          H. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which Awards may be granted to one or more eligible individuals.
          I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
          K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
               (i) If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on such Stock Exchange on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
               (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
     L. Family Member means, with respect to a particular Optionee or other Plan participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.
     M. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
     N. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
               (i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or
               (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.
          O. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
          P. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
          R. Optionee shall mean any person to whom an option or stock appreciation right is granted under the Discretionary Grant Program.
          S. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          T. Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares or other stock-based awards under the Plan or (ii) Cash or DER Awards under the Plan.
          U. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
          V. Plan shall mean the Corporation’s 2002 Stock Incentive Plan, as amended and restated in this document.
          W. Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.
          X. Plan Effective Date shall mean the date on which the Plan is approved by the Corporation’s stockholders.

          Y. Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Grant Program with respect to eligible persons other than Section 16 Insiders.
          Z. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
          AA. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, a person shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the person no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the person is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though such person may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written policy governing leaves of absence, no Service credit shall be given for vesting purposes for any period the person is on a leave of absence.
          BB. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
          CC. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          DD. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
          EE. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the grant, exercise, issuance, vesting or settlement of that Award.

BIOCLINICA, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby constitutes and appoints Mark L. Weinstein and Ted I. Kaminer, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of BioClinica, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices at 826 Newtown-Yardley Road, Newtown, Pennsylvania 18940-1721, on Wednesday, May 12, 2010, at 11:00 A.M., local time, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.
1.	ELECTION OF DIRECTORS.
Nominees:	Jeffrey H. Berg, Ph.D.; Richard F. Cimino; E. Martin Davidoff, CPA, Esq.; David E. Nowicki, D.M.D.; Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA; David M. Stack; James A. Taylor, Ph.D.; and Mark L. Weinstein.
(Mark one only)
VOTE FOR all the nominees listed above; except vote withheld from the following nominees
(if any).

VOTE WITHHELD from all nominees.
2. APPROVAL OF PROPOSAL TO ADOPT THE BIOCLINICA, INC. 2010 STOCK INCENTIVE PLAN

FOR	AGAINST	ABSTAIN
3. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF BIOCLINICA, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

FOR	AGAINST	ABSTAIN
(continued and to be signed on reverse side)
4. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:

Signature of stockholder

Signature of stockholder if held jointly

This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.
I will              will not          attend the Meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.